Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date: October 23, 2007	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED

REPORTS RECORD FIRST QUARTER REVENUES AND BOOKINGS,

INCREASES FISCAL YEAR GUIDANCE

PITTSBURGH, PA., October 23, 2007 — II-VI Incorporated (NASDAQ NGS: IIVI) today reported results for its first quarter ended September 30, 2007. Revenues for the quarter increased 20% to a record $72,671,000 from $60,797,000 in the first quarter of last fiscal year. Net earnings for the quarter were $9,623,000 or $0.32 per share-diluted. These results compare with net earnings of $7,498,000 or $0.25 per share-diluted in the first quarter of last fiscal year.

Bookings for the quarter increased 27% to a record $81,838,000 compared to $64,297,000 in the first quarter of last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months. The previous record bookings quarter was the quarter ended December 31, 2006 when bookings were $72,151,000.

Francis J. Kramer, president and chief executive officer said, “First quarter operating results were on target with our expectations, while revenues and bookings set new quarterly records due to strong demand for infrared, near-infrared and military and materials products. The just-completed quarter marks the third straight quarter of record Company revenues. The record quarterly bookings have produced the highest backlog in II-VI history and we expect our business to gain further momentum through the remainder of fiscal year 2008.”

Kramer continued, “We are aggressively adding material growth capacity in our Infrared Optics segment and will soon benefit from this increased capacity. At the same time, the excellent operating trends established over recent quarters continue in our Near-Infrared and Military & Materials businesses. We are effectively integrating Pacific Rare Specialty Metals & Chemicals, Inc. into our operations. This recently-completed acquisition made a positive contribution to our first quarter financial results.”

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II-VI Incorporated

October 23, 2007

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other income or expense, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control.

	Three Months Ended September 30,
	2007	2006	% Increase (Decrease)
Bookings:
Infrared Optics	$35,499	$32,799	8%
Near-Infrared Optics	24,138	7,461	224%
Military & Materials	11,566	7,019	65%
Compound Semiconductor Group	10,635	17,018	(38)%

Total Bookings	$81,838	$64,297	27%

Revenues:
Infrared Optics	$33,617	$32,158	5%
Near-Infrared Optics	14,232	10,512	35%
Military & Materials	11,977	6,187	94%
Compound Semiconductor Group	12,845	11,940	8%

Total Revenues	$72,671	$60,797	20%

Segment Earnings (Loss):
Infrared Optics	$7,367	$8,803	(16)%
Near-Infrared Optics	2,902	1,199	142%
Military & Materials	1,519	241	530%
Compound Semiconductor Group	381	(147)	N/A

Total Segment Earnings	$12,169	$10,096	21%

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II-VI Incorporated

October 23, 2007

Outlook

For the second fiscal quarter ending December 31, 2007, the Company currently forecasts revenues to range from $75 million to $78 million and earnings per share-diluted to range from $0.30 to $0.35. Results for the quarter ended December 31, 2006 were revenues of $63.3 million and earnings per share-diluted of $0.30. For the fiscal year ending June 30, 2008, the Company expects revenues to range from $310 million to $320 million and earnings per share-diluted to range from $1.40 to $1.50. Results for the year ended June 30, 2007 were revenues of $263 million and earnings per share-diluted of $1.25. Guidance for the fiscal year ending June 30, 2008 does not include the impact of the Company’s pending acquisition of 74.9% of HIGHYAG Lasertechnologie GmbH, which is expected to close in the quarter ended March 31, 2008. When the HIGHYAG transaction is completed, the Company will update its guidance.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, October 23, 2007 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company’s web site at www.ii-vi.com as well as at http://www.videonewswire.com/event.asp?id=43102. Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the internet broadcast. A replay of the webcast will be available for two weeks following the call.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, medical radiology, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, cadmium zinc telluride for gamma radiation detectors, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

The Company’s infrared optics business, II-VI Infrared, manufactures optical and opto-electronic components for industrial laser and thermal imaging systems. The Company’s near-infrared optics business, VLOC, manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals, produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Advanced Materials Development Center (AMDC) provides expertise in materials development, process development, and manufacturing scale up.

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II-VI Incorporated

October 23, 2007

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(000 except per share data)

	Three Months Ended September 30,
	2007	2006
Revenues

Net sales	$68,931	$58,179
Contract research and development	3,740	2,618

Total Revenues	72,671	60,797

Costs, Expenses, Other (Income) Expense

Cost of goods sold	$41,262	$34,051
Contract research and development	2,823	1,987
Internal research and development	2,104	1,301
Selling, general and administrative	14,313	13,362
Interest expense	125	374
Other (income) expense, net	(1,134)	(508)

Total Costs, Expenses, Other (Income) Expense	59,493	50,567

Earnings Before Income Taxes	13,178	10,230
Income Taxes	3,555	2,732

Net Earnings	$9,623	$7,498

Diluted Earnings Per Share	$0.32	$0.25

Average Shares Outstanding – Diluted	30,352	29,888

Average Shares Outstanding – Basic	29,594	29,195

II-VI Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(000)

	September 30, 2007	June 30, 2007
Assets

Current Assets
Cash and cash equivalents	$35,683	$32,618
Accounts receivable, net	44,931	47,724
Inventories	63,205	59,857
Deferred income taxes	9,102	9,279
Prepaid and other current assets	3,098	2,434

Total Current Assets	156,019	151,912
Property, Plant & Equipment, net	86,169	85,639
Goodwill	24,586	24,489
Other Intangible Assets, net	14,464	13,920
Investments	7,289	6,982
Other Assets	5,338	4,982

Total Assets	$293,865	$287,924

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$14,186	$14,099
Accruals and other current liabilities	19,741	29,595
Current portion of long-term debt	55	55

Total Current Liabilities	33,982	43,749

Long-Term Debt—less current portion	14,154	14,940

Deferred Income Taxes	3,522	6,087

Other Liabilities	12,982	3,708

Total Liabilities	64,640	68,484

Shareholders’ Equity	229,225	219,440

Total Liabilities and Shareholders’ Equity	$293,865	$287,924

II-VI Incorporated and Subsidiaries

Other Selected Financial Information (Unaudited)

($000 except per share data)

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information

	Three Months Ended September 30,
	2007	2006
EBITDA	$17,637	$14,681

Cash paid for capital expenditures	$4,975	$3,064

Net payments on indebtedness	$1,014	$3,888

Incentive stock option and performance share compensation expense, pre-tax	$1,069	$743

Cash paid for shares repurchased through the Company’s stock repurchase program	$594	$502

Shares repurchased through the Company’s stock repurchase program	20,000	19,500

Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes	Three Months Ended September 30,
	2007	2006
Total Segment Earnings	$12,169	$10,096
Interest expense	125	374
Other (income) expense, net	(1,134)	(508)

Earnings before income taxes	$13,178	$10,230

EBITDA	$17,637	$14,681
Interest expense	125	374
Depreciation and amortization	4,334	4,077

Earnings before income taxes	$13,178	$10,230

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